UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(A) of
the Securities Exchange Act of 1934
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MOMENTUS INC.
(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25 (b) per Exchange Act Rules 14a-6 (i) (1) and 0-11

**** NEW MEETING DATE – PLEASE VOTE TODAY ****

Dear Momentus Inc. Stockholder:

I am writing to inform you that we recently had to adjourn our 2023 Annual Meeting of Stockholders because we did not have enough stockholder votes to reach a quorum. We will reconvene the meeting virtually, via live webcast, at 12:00 p.m. Pacific Time on Wednesday, June 21, 2023.

This means that YOUR VOTE IS MORE IMPORTANT THAN EVER so that we can obtain a quorum and conduct business when the meeting reconvenes. You are receiving this reminder letter because your votes had not been received at the time that this letter was mailed.

PLEASE CAST YOUR VOTE TODAY.  Even if you plan on attending the reconvened meeting, we urge you to vote your shares now, so they can be tabulated prior to the meeting. The fastest and easiest way to vote is by telephone or over the Internet.  Instructions on how to vote your shares by telephone or over the Internet are enclosed with this letter.

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow Sodali LLC, at 1-800-662-5200.

Sincerely,

John Rood
Chief Executive Officer